Exhibit 23.1
                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-34656) of EP MedSystems, Inc of our report dated March 17, 2003, relating to the December 31, 2002 financial statements, which appears in this Form 10-KSB.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 28, 2003